Exhibit 14(b)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 27, 2020, with respect to the financial statements and financial highlights of BMO LGM Emerging Markets Equity Fund, BMO Mid-Cap Growth Fund, BMO Core Plus Bond Fund, BMO Corporate Income Fund, BMO Intermediate Tax-Free Fund, and BMO Strategic Income Fund, each a series of BMO Funds, Inc., as of August 31, 2020, incorporated herein by reference in this Registration Statement on Form N-14 (the Registration Statement), and to the reference to our firm under the headings “Comparison of Acquiring Fund and Target Fund Service Providers” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectus and “Information About The Funds’ Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement on Form N-1A (File No. 811-58433), incorporated herein by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

September 30, 2021